Exhibit 4.1

LANEAXIS, INC.

SUBSCRIPTION AGREEMENT

NOTICE TO INVESTORS

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT (THE “AGREEMENT”) OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO PROSPECTIVE INVESTOR IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. IN ADDITION, THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4(f). THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTOR IN THIS AGREEMENT AND THE OTHER INFORMATION PROVIDED BY INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS PROVIDED BY THE COMPANY (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into by and between LaneAxis, Inc., a Delaware corporation (hereinafter the “Company”), and the undersigned (hereinafter the “Investor”) as of the date set forth on the signature page hereto. Any term used but not defined herein shall have the meaning set forth in the Offering Circular (as defined below).

RECITALS

WHEREAS, the Company desires to offer shares of its common stock, par value $0.0001 per share (the “Common Stock”), on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Tier 2 offering (the “Offering”), at a purchase price of $2.10 per share (the “Per Share Purchase Price”), for total gross proceeds of up to $20,000,000 (the “Maximum Offering”);

WHEREAS, the Investor desires to acquire that number of shares of Common Stock (the “Shares”) as set forth on the signature page hereto at the purchase price set forth herein; and

WHEREAS, the Offering will terminate on the first to occur of: the earlier of (i) the date on which the Maximum Amount is sold, and (ii) when the Company’s board of directors elects to terminate the Offering (in each such case, the “Termination Date”)“”.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Subscription.

(a) The Investor hereby irrevocably subscribes for and agrees to purchase the number of Shares set forth on the signature page hereto at the Per Share Purchase Price, upon the terms and conditions set forth herein. The aggregate purchase price for the Shares with respect to each Investor (the “Purchase Price”) is payable in the manner provided in Section 2 below. The minimum purchase requirement per investor is $499.80; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

(b) Investor understands that the Shares are being offered pursuant to the Form 1-A Regulation A Offering Circular dated ____________, 2022 and its exhibits as filed with and qualified by the U.S. Securities and Exchange Commission (the “SEC”) on ___________, 2022 (collectively, the “Offering Circular”). The Company will accept tenders of funds to purchase the Shares. The Company will close on investments on a “rolling basis,” pursuant to the terms of the Offering Circular. As a result, not all investors will receive their Shares on the same date.

(c) This subscription for the Shares may be accepted or rejected in whole or in part, for any reason or for no reason, at any time prior to the Termination Date, by the Company at its sole and absolute discretion. In addition, the Company, at its sole and absolute discretion, may allocate to Investor only a portion of the number of the Shares that Investor has subscribed for hereunder. The Company will notify Investor whether this subscription is accepted (whether in whole or in part) or rejected. If Investor’s subscription is rejected, Investor’s payment (or portion thereof if partially rejected) will be returned to Investor without interest and all of Investor’s obligations hereunder shall terminate. In the event of rejection of this subscription in its entirety, or in the event the sale of the Shares (or any portion thereof) to an Investor is not consummated for any reason, this Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in full force and effect.

(d) The aggregate number of Shares sold shall not exceed 9,462,320, excluding the 1,892,464 shares that may be issued as “Bonus Shares” (as defined in the Offering Circular). There is no minimum required offering amount and the Company may accept subscriptions until the termination of the Offering in accordance with its terms (the “Termination Date”). The Company may elect at any time to close all or any portion of the Offering, on various dates at or prior to the Termination Date.

(e) The terms of this Agreement shall be binding upon Investor and its permitted transferees, heirs, successors and assigns (collectively, the “Transferees”); provided, however, that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company in advance an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall acknowledge and agree to be bound by the representations and warranties of Investor and the terms of this Agreement. No transfer of this Agreement may be made without the consent of the Company, which may be withheld in its sole and absolute discretion.

(f) In connection with this subscription, the Investor represents and warrants that the personal, business and financial information provided to the Company along with this Agreement or through any online website, is complete and accurate, and presents a true statement of the Investor’s financial condition. The Investor further sets forth statements upon which reliance can be made to determine the suitability of the Investor to purchase the Shares.

2. Payment and Purchase Procedure. The Purchase Price shall be paid simultaneously with Investor’s subscription. Investor shall deliver payment for the aggregate purchase price of the Shares by credit card, ACH deposit or by wire transfer as outlined in Section 8 below. The Investor acknowledges that, in order to subscribe for Shares, he must fully comply with the purchase procedure requirements set forth in Section 8 below.

(a) If the Company returns the Investor’s Purchase Price to the Investor, the Company will not owe or pay any interest to the Investor.

(b) If this subscription is accepted by the Company, the Investor agrees to comply fully with the terms of this Agreement and all other applicable documents or instruments of the Company. The Investor further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Investor’s purchase of the Shares.

(c) In the event that this subscription is rejected in full or the Offering is terminated, payment made by the Investor for the Shares will be refunded to the Investor without interest and without deduction, and all of the obligations of the Investor hereunder shall terminate. To the extent that this subscription is rejected in part, the Company shall refund to the Investor any payment made by the Investor to the Company with respect to the rejected portion of this subscription without interest and without deduction, and all of the obligations of Investor hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this subscription, which shall terminate.

3. Representations and Warranties of the Company. The Company represents and warrants to Investor that the following representations and warranties are true and complete in all material respects as of the date of each Closing: (a) the Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Shares and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business; (b) the issuance, sale and delivery of the Shares in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable; and (c) the acceptance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company’s acceptance of this Agreement, this Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by the Company’s certificate of incorporation, as amended, bylaws and the Delaware General Corporation Law in general.

4. Representations and Warranties of Investor. By subscribing to the Offering, Investor (and, if Investor is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom Investor is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects, as of the date of each Closing in which the Investor is participating:

(a) Requisite Power and Authority. Investor has all necessary power and authority under all applicable provisions of law to subscribe to the Offering, to execute and deliver this Agreement and to carry out the provisions thereof. All actions on Investor’s part required for the lawful subscription to the Offering have been or will be effectively taken prior to the Closing. Upon subscribing to the Offering, this Agreement will be a valid and binding obligation of Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Company Offering Circular. Investor acknowledges the public availability of the Company’s Offering Circular which can be viewed on the SEC’s Edgar Database at www.sec.gov, under the CIK number 0001702255. This Offering Circular is made available in the Company’s qualified offering statement on Form 1-A, as amended, and was qualified by the SEC on __________, 2022. In the Company’s Offering Circular, it makes clear the terms and conditions of the offering of the Shares and the risks associated therewith are described. Investor has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Investor has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Investor acknowledges that except as set forth herein, no representations or warranties have been made to Investor, or to Investor’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(c) Investment Experience; Investor Determination of Suitability. Investor has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Shares, and to make an informed decision relating thereto. Alternatively, the Investor has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Shares, and to make an informed decision relating thereto. Investor has evaluated the risks of an investment in the Shares, including those described in the section of the Offering Circular entitled “Risk Factors,” and has determined that the investment is suitable for Investor. Investor has adequate financial resources for an investment of this character. Investor could bear a complete loss of Investor’s investment in the Company.

(d) No Registration. Investor understands that the Shares are not being registered under the Securities Act on the ground that the issuance is exempt under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of Investor’s representations and warranties, and those of the other purchasers of the Shares, in the Offering. Investor further understands that, at present, the Company is offering the Shares solely by members of its management and board of directors. However, the Company has engaged DealMaker Securities LLC (the “Broker” or “Dealmaker”), a broker-dealer registered with the SEC and a member of Financial Industry Regulatory Authority (“FINRA”), to perform certain administrative and compliance related functions in connection with the Offering, but not for underwriting or placement agent services. The Company has agreed to pay the Broker a $25,000 payment to cover compliance consulting services provided in connection with the Offering and that subsequently is completed according to the terms of an agreement and a one-time $5,000 advance expense allowance for FINRA filing fees, a cash commission equal to one percent on a monthly basis of the amount raised in the Offering to support the Offering once the SEC has qualified the Offering Statement of which the Offering Circular is a part (the “Offering Statement”) and the Offering commences. The Investor covenants not to sell, transfer or otherwise dispose of any Shares unless such Shares have been registered under the applicable state securities laws in which the Shares are sold, or unless exemptions from such registration requirements are otherwise available.

(e) Illiquidity and Continued Economic Risk. Investor acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The Company has no obligation to list any of the Shares on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to facilitating trading or resale of the Shares. Investor must bear the economic risk of this investment indefinitely and Investor acknowledges that Investor is able to bear the economic risk of losing Investor’s entire investment in the Shares.

(f) Accredited Investor Status or Investment Limits. Investor represents that either: (i) that Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or (ii) that the Purchase Price, together with any other amounts previously used to purchase the Shares in the Offering, does not exceed ten percent (10%) of the greater of Investor’s annual income or net worth (or in the case where Investor is a non-natural person, their revenue or net assets for such Investor’s most recently completed fiscal year end).

Investor represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(g) Stockholder Information. Within five (5) days after receipt of a request from the Company, Investor hereby agrees to provide such information with respect to its status as a stockholder (or potential stockholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited investor status of the Company’s stockholders. Investor further agrees that in the event it transfers any Shares, it will require the transferee of such Shares to agree to provide such information to the Company as a condition of such transfer.

(h) Valuation; Arbitrary Determination of Per Share Purchase Price by the Company. Investor acknowledges that the Per Share Purchase Price of the Shares to be sold in the Offering was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Investor further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that Investor’s investment will bear a lower valuation.

(i) Domicile. Investor maintains Investor’s domicile (and is not a transient or temporary resident) at the address provided with Investors subscription.

(j) Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

(k) Fiduciary Capacity. If Investor is purchasing the Shares in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Investor has been duly authorized and empowered to execute this Agreement and all other subscription documents. Upon request of the Company, Investor will provide true, complete and current copies of all relevant documents creating the Investor, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

5. Indemnity. The representations, warranties and covenants made by Investor herein shall survive the closing of this Agreement. Investor agrees to indemnify and hold harmless the Company, its affiliates and their respective employees, directors, officers, shareholders, members, partners, affiliates, representatives, agents, successors or assigns, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with this transaction.

6. Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this Agreement, shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any documents included within the Offering Circular (whether brought against a party hereto, its affiliates or their respective employees, directors, officers, shareholders, members, partners, affiliates, representatives, agents, successors or assigns) shall be commenced exclusively in the state and federal courts sitting in the county of Los Angeles, California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Los Angeles County, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the documents included within the Offering Circular), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an action or proceeding to enforce any provisions of the documents included within the Offering Circular, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act and does not apply to claims arising under the federal securities laws. Accordingly, the exclusive forum provision will not relieve the Company of its duties to comply with the federal securities laws and the rules and regulations thereunder, and the Investor cannot waive Investor’s compliance with these laws, rules, and regulations.

IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

This Waiver of Jury Trial does not waive compliance with federal securities laws and the rules and regulations promulgated thereunder. Accordingly, this Jury Trial Waiver provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and you cannot waive our compliance with these laws, rules, and regulations.

7. Notices. Notice, requests, demands and other communications relating to this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed on the date of such delivery to the address of the respective parties as follows, if to the Company, to LaneAxis, Inc., 520 Newport Center Drive, Suite 670, Newport Beach, CA, 92660, Attention: Rick Burnett, Chief Executive Officer. If to Investor, at Investor’s address supplied in connection with this subscription, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a) or (b) above.

8. Purchase Procedure. The Investor acknowledges that, in order to subscribe for the Shares, the Investor must, and the Investor does hereby, deliver to the Company: (a) a fully completed and executed counterpart of the Signature Page attached to this Agreement; and (b) payment for the aggregate Purchase Price in the amount set forth on the Signature Page attached to this Agreement. Payment may be made by either wire, credit card or ACH deposits. The transactions contemplated hereby will be completed electronically through the software provided by Dealmaker.tech.

9. Miscellaneous. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. Other than as set forth herein, this Agreement is not transferable or assignable by Investor. The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Investor and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns. None of the provisions of this Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Investor. In the event any part of this Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. This Agreement supersedes all prior discussions and agreements between the parties, if any, with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. All notices and communications to be given or otherwise made to Investor shall be deemed to be sufficient if sent by e-mail to such address provided by Investor on the signature page of this Agreement. Unless otherwise specified in this Agreement, Investor shall send all notices or other communications required to be given hereunder to the Company by email to customerservice@laneaxis.com followed by a copy via FedEx or other national overnight courier service. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the e-mail has been sent (assuming that there is no error in delivery). As used in this Section 9, the term “business day” shall mean any day other than a day on which banking institutions in the State of California are legally closed for business. This Agreement may be executed in one or more counterparts. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10. Consent to Electronic Delivery. The Investor hereby agrees that the Company may deliver all SEC reports, including offering circulars, exhibits, supplements, U.S., Canadian or other non-U.S. legends, notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of the Company and its investments, including, without limitation. information about the investment required or permitted to be provided to the Investor with respect to the Shares, to the fullest extent permitted by law, by means of e-mail or by posting on an electronic message board or by other means of electronic communication. The Investor hereby consents to receive from the Company electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to the Investor’s or the Company’s rights, obligations or services under this Agreement including materials or information made available to Investor in connection with the Offering over the web-based platform maintained by Dealmaker.tech (each a “Disclosure”). The decision to do business with the Company electronically is the Investor’s decision. This Agreement informs the Investor of its rights concerning Disclosures. In so consenting, Investor acknowledges that e-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems or may be intercepted, deleted or interfered with, with or without the knowledge of the sender or the intended recipient. The Investor also acknowledges that an e-mail from the Company may be accessed by recipients other than the Investor and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems. Neither the Company, nor any of its affiliates nor any of their respective officers, directors, employees, consultants, contracts, affiliates, agents, representatives, affiliates, successors or assigns, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Company Parties”), gives any warranties in relation to these matters. Investor further understands and agrees to each of the following: (a) other than with respect to tax documents in the case of an election to receive paper versions, none of the Company Parties will be under any obligation to provide Investor with paper versions of any Communications; (b) electronic Communications may be provided to Investor via e-mail or a website of a Company Party upon written notice of such website’s internet address to such Investor. In order to view and retain the Communications, the Investor’s computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an internet service provider or any other capable communications medium, and with software capable of viewing and printing a portable document format (“PDF”) file created by Adobe Acrobat. Further, the Investor must have a personal e-mail address capable of sending and receiving e-mail messages to and from the Company Parties. To print the documents, the Investor will need access to a printer compatible with his or her hardware and the required software; (c) if these software or hardware requirements change in the future, a Company Party will notify the Investor through written notification. To facilitate these services, the Investor must provide the Company with his or her current e-mail address and update that information as necessary. Unless otherwise required by law, the Investor will be deemed to have received any electronic Communications that are sent to the most current e-mail address that the Investor has provided to the Company in writing; (d) none of the Company Parties will assume liability for non-receipt of notification of the availability of electronic Communications in the event the Investor’s e-mail address on file is invalid; the Investor’s e-mail or Internet service provider filters the notification as “spam” or “junk mail”; there is a malfunction in the Investor’s computer, browser, internet service or software; or for other reasons beyond the control of the Company Parties; and (e) solely with respect to the provision of tax documents by a Company Party, the Investor agrees to each of the following: (i) if the Investor does not consent to receive tax documents electronically, a paper copy will be provided, and (ii) the Investor’s consent to receive tax documents electronically continues for every tax year of the Company until the Investor withdraws its consent by notifying the Company in writing.

[Remainder of Page Intentionally Blank – Signatures Follow]

INVESTOR CERTIFIES THAT HE HAS READ THIS ENTIRE AGREEMENT AND THAT EVERY STATEMENT MADE BY THE INVESTOR HEREIN IS TRUE AND COMPLETE.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED. THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT, IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON, ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE DOLLAR AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE

LaneAxis Inc.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase Common Stock of LaneAxis Inc. by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

(a) EITHER (i) The undersigned is an accredited investor (as that term is defined in Regulation D under the Securities Act because the undersigned meets the criteria set forth in the following paragraph(s) of Appendix A attached hereto: ☐

OR (ii) The amount set forth in paragraph (b) above (together with any previous investments in the Securities pursuant to this offering) does not exceed 10% of the greater of the undersigned’s net worth or annual income for all investments in this offering. ☐

(b) The Securities being subscribed for will be owned by, and should be recorded on the Corporation’s books as follows:

Full legal name of Subscriber (including middle name(s), for individuals):	Number of securities: Common Stock Aggregate Subscription Price: $0.00 USD

TYPE OF OWNERSHIP:
(Name of Subscriber)	If the Subscriber is individual:	If the Subscriber is not an individual:
By:
(Authorized Signature)	☐ Individual

☐ Joint Tenant

(Official Capacity or Title, if the Subscriber is not an individual)	☐ Tenants in Common
☐ Community Property

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)	If interests are to be jointly held:
Name of the Joint Subscriber:

(Subscriber’s Residential Address, including Province/State and Postal/Zip Code)	Social Security Number of the Joint Subscriber:
Check this box if the securities will be held in a custodial account: ☐

Taxpayer Identification Number	Type of account:

(Telephone Number)	EIN of account:

(Offline Investor)	Address of account provider:
(E-Mail Address)

ACCEPTANCE

The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated as of

LaneAxis Inc.

By:
Authorized Signing Officer

U.S. ACCREDITED INVESTOR CERTIFICATE

The Investor hereby represents and warrants that that the Investor is an Accredited Investor, as defined by Rule 501 of Regulation D under the Securities Act of 1933, and Investor meets at least one (1) of the following criteria (initial all that apply) or that Investor is an unaccredited investor and meets none of the following criteria (initial as applicable):

☐	The Investor is a natural person (individual) whose own net worth, taken together with the net worth of the Investor’s spouse or spousal equivalent, exceeds US$1,000,000, excluding equity in the Investor’s principal residence unless the net effect of his or her mortgage results in negative equity, the Investor should include any negative effects in calculating his or her net worth.

☐	The Investor is a natural person (individual) who had an individual income in excess of US$200,000 (or joint income with the Investor spouse or spousal equivalent in excess of US$300,000) in each of the two previous years and who reasonably expects a gross income of the same this year.

☐	The Investor is an entity as to which all the equity owners are Accredited Investors. If this paragraph is initialed, the Investor represents and warrants that the Investor has verified all such equity owners’ status as an Accredited Investor.

☐	The Investor is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of US$5,000,000.

☐	The Investor is not an Accredited Investor and does not meet any of the above criteria.

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By:
(Signature)

Name:
(If signing on behalf of entity)

Title:
(If signing on behalf of entity)

INTERNATIONAL INVESTOR CERTIFICATE

FOR SUBSCRIBERS RESIDENT OUTSIDE OF CANADA AND THE UNITED STATES TO: LaneAxis Inc. (the “Corporation”)

The undersigned (the “Subscriber”) represents covenants and certifies to the Corporation that:

i.	the Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) is not resident in Canada or the United States or subject to applicable securities laws of Canada or the United States;

ii.	the issuance of the securities in the capital of the Corporation under this agreement (the “Securities”) by the Corporation to the Subscriber (or its disclosed principal, if any) may be effected by the Corporation without the necessity of the filing of any document with or obtaining any approval from or effecting any registration with any governmental entity or similar regulatory authority having jurisdiction over the Subscriber (or its disclosed principal, if any);

iii.	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction which would apply to this subscription, if there are any;

iv.	the issuance of the Securities to the Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) complies with the requirements of all applicable laws in the jurisdiction of its residence;

v.	the applicable securities laws do not require the Corporation to register the Securities, file a prospectus or similar document, or make any filings or disclosures or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the international jurisdiction;

vi.	the purchase of the Securities by the Subscriber, and (if applicable) each disclosed beneficial subscriber, does not require the Corporation to become subject to regulation in the Subscriber’s or disclosed beneficial subscriber’s jurisdiction, nor does it require the Corporation to attorn to the jurisdiction of any governmental authority or regulator in such jurisdiction or require any translation of documents by the Corporation;

vii.	the Subscriber will not sell, transfer or dispose of the Securities except in accordance with all applicable laws, including applicable securities laws of Canada and the United States, and the Subscriber acknowledges that the Corporation shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian or United States securities laws; and

viii.	the Subscriber will provide such evidence of compliance with all such matters as the Corporation or its counsel may request.

The Subscriber acknowledges that the Corporation is relying on this certificate to determine the Subscriber’s suitability as a purchaser of securities of the Corporation. The Subscriber agrees that the representations, covenants and certifications contained to this certificate shall survive any issuance of Securities and warrants of the Corporation to the Subscriber.

The statements made in this Form are true and accurate as of the date hereof.

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By:
(Signature)

Name:
(If signing on behalf of entity)

Title:
(If signing on behalf of entity)

AML Certificate

By executing this document, the client certifies the following:

If an Entity:

1. I am the of the Entity, and as such have knowledge of the matters certified to herein;

2. the Entity has not taken any steps to terminate its existence, to amalgamate, to continue into any other jurisdiction or to change its existence in any way and no proceedings have been commenced or threatened, or actions taken, or resolutions passed that could result in the Entity ceasing to exist;

3. the Entity is not insolvent and no acts or proceedings have been taken by or against the Entity or are pending in connection with the Entity, and the Entity is not in the course of, and has not received any notice or other communications, in each case, in respect of, any amalgamation, dissolution, liquidation, insolvency, bankruptcy or reorganization involving the Entity, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer with respect to all or any of its assets or revenues or of any proceedings to cancel its certificate of incorporation or similar constating document or to otherwise terminate its existence or of any situation which, unless remedied, would result in such cancellation or termination;

4. the Entity has not failed to file such returns, pay such taxes, or take such steps as may constitute grounds for the cancellation or forfeiture of its certificate of incorporation or similar constating document;

5. if required, the documents uploaded to the DealMaker portal are true certified copies of the deed of trust, articles of incorporation or organization, bylaws and other constating documents of the Entity including copies of corporate resolutions or by-laws relating to the power to bind the Entity;

6. The Client is the following type of Entity:

7. The names and personal addresses as applicable for the entity in Appendix 1 are accurate.

All subscribers:

Dealmaker Account number: (Offline Investor)

If I elect to submit my investment funds by an electronic payment option offered by DealMaker, I hereby agree to be bound by DealMaker’s Electronic Payment Terms and Conditions (the “Electronic Payment Terms”). I acknowledge that the Electronic Payment Terms are subject to change from time to time without notice.

Notwithstanding anything to the contrary, an electronic payment made hereunder will constitute unconditional acceptance of the Electronic Payment Terms, and by use of the credit card or ACH/EFT payment option hereunder, I: (1) authorize the automatic processing of a charge to my credit card account or debit my bank account for any and all balances due and payable under this agreement; (2) acknowledge that there may be fees payable for processing my payment; (3) acknowledge and agree that I will not initiate a chargeback or reversal of funds on account of any issues that arise pursuant to this investment and I may be liable for any and all damages that could ensue as a result of any such chargebacks or reversals initiated by myself.

DATED:

INVESTOR:	(Print Full Name of Investor)

By:
(Signature)

Name of Signing Officer (if Entity):

Title of Signing Officer (if Entity):

Appendix 1 - Subscriber Information

For the Subscriber and Joint Holder (if applicable)

Name	Address	Date of Birth (if an Individual)	Taxpayer Identification Number

For a Corporation or entity other than a Trust (Insert names and addresses below or attach a list)

1.	One Current control person of the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

2.	Unless the entity is an Estate or Sole Proprietorship, list the Beneficial owners of, or those exercising direct or indirect control or direction over, more than 25% of the voting rights attached to the outstanding voting securities or the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

For a Trust (Insert names and addresses or attach a list)

1.	Current trustees of the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number